EXHIBIT 16.1

Travelshorts.com, Inc.
Suite 310, The Pemberton Bldg.
744 West Hastings Street
Vancouver, B.C. V6C 1A5



      We have read and agree with the information in the first and third paragraphs of Item 4 of the Form 8-K of Travelshorts.com, Inc. dated June 16, 2004. We have no basis to agree or disagree with the other information in Item 4 of the 8-K report.


                                          /s/ Spicer Jeffries, LLP
                                          -------------------------------
                                          SPICER JEFFRIES LLP
                                          Certified Public Accountants

Denver, Colorado
June 25, 2004